EXHIBIT 3.2

                                                        CONFORMED COPY INCLUDING
                                                          ALL AMENDMENTS THROUGH
                                                                     MAY 4, 2001



                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                                SITEL CORPORATION
                                -----------------


                               ARTICLE I. OFFICES

     Section 1. Business Offices. The corporation may have such offices, both within and without the State of Minnesota, as the board of directors may designate or as from time to time may be necessary or convenient for the conduct of its business.

     Section 2. Registered Office. The registered office of the corporation in the State of Minnesota shall be at such location as the board of directors, by resolution, may determine from time to time in accordance with the Minnesota Business Corporation Act.

                      ARTICLE II. MEETINGS OF SHAREHOLDERS

     Section 1. Time and Place of Meetings; Calling of Meetings. An annual meeting of shareholders shall be held each year for the purpose of electing directors and for the transaction of such other business as properly may come before the meeting. The date, time and place of the annual meeting shall be determined by the chairman of the board; if the chairman of the board does not so act, then the president shall determine the date, time, and place of the annual meeting; and if the president does not so act, then the board of directors shall determine the date, time and place of the annual meeting. Special meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Minnesota, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of shareholders may be called by the chief executive officer, the chief financial officer, two (2) or more directors, the chairman of the board, the president, or the holders of not less than ten percent (10%) of the outstanding shares of the corporation entitled to vote at the meeting.

     Section 2. Notice. Written or printed notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the chairman of the board, the president or the secretary, to each shareholder of record entitled to vote at such meeting; and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at such shareholder's address as it appears on the records of the corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than one hundred twenty (120) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting, shall be given to each shareholder of record entitled to vote at the meeting.

     Section 3. Shareholders List; Stock Ledger. The officer having charge of the stock ledger of the corporation shall make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting arranged in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during usual business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list, or a duplicate thereof, also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this section, or the books of the corporation or to vote in person or by proxy at any meeting of shareholders.

     Section 4. Quorum. A majority of the voting power of the shares entitled to vote at a meeting of shareholders, present in person or by proxy, shall constitute a quorum at such meeting, except as otherwise provided by applicable law or by the Articles of Incorporation. If a quorum is not present at any meeting of shareholders, then the holders of the shares present (in person or by proxy) and entitled to vote at the meeting, shall have the power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time and place.

     Section 5. Vote Required. Except as otherwise provided by applicable law, the Articles of Incorporation, or these Bylaws, and except with respect to the election of directors, if a quorum is present (in person or by proxy) at any meeting of shareholders, the affirmative vote of the holders of a majority of the voting power of the shares present (in person or by proxy) at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. If a quorum is present (in person or by proxy), directors shall be elected by a plurality of the votes cast.

     Section 6. Proxies. At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Except as otherwise required by applicable law, or as otherwise stated in the proxy, a proxy shall be valid only for the meeting or meetings for which it is given or solicited and any adjournment or adjournments thereof.

     Section 7. Voting Rights. Except as otherwise provided by applicable law, by any lawful agreements by or among shareholders, or by the Articles of Incorporation, and subject to Section 3

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of Article VI of these Bylaws,  the holder of each share entitled to vote on any matter submitted to a vote of shareholders shall be entitled to one vote per share on such matter.

     Section 8. Voting of Shares by Certain Holders. Shares of the corporation standing in the name of another corporation may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

     Shares of the corporation held by a personal representative, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares of the corporation standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without transfer of such shares into his name.

     Shares of the corporation standing in the name of a receiver may be voted by such receiver, and shares of the corporation held by or under the control of a receiver may be voted by him without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until his shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares of its own stock, owned by the corporation or held by it in a fiduciary capacity, shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

     Section 9. Informal Action. Any action required to be taken or which may be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     Section 10. Advance Notice of Shareholder Nominees

     Nominations of persons for election to the board of directors may be made at a meeting of shareholders either (a) by or at the direction of the board of directors or (b) by any shareholder entitled to vote on the election of directors at the meeting who has complied with the notice procedures set forth in this Section.

     A shareholder who desires to nominate a person for election to the board of directors at a meeting of shareholders must give timely written notice of the proposed nomination (a "Shareholder's Nominee Notice") to the secretary of the corporation. To be timely, a Shareholder's Nominee Notice must be received at the principal executive offices of the corporation not later than one hundred twenty (120) calendar days in advance of the date (month and day) of the previous year's annual proxy statement; provided, however, that in the event the date of the forthcoming annual meeting of shareholders has been changed by more than thirty (30) days from the date

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

contemplated at the time of the previous year's proxy statement, a Shareholder's Nominee Notice must be received not later than the close of business on the tenth (10th) day following the earlier of (a) the day on which notice of the date of the forthcoming meeting was mailed or given to shareholders or (b) the day on which public disclosure of the date of the forthcoming meeting was made; and provided however, that in respect of the 1999 annual meeting of shareholders, a Shareholder's Nominee Notice must be received no later than January 3, 1999.

     A Shareholder's Nominee Notice shall set forth as to each person, if any, whom the shareholder proposes to nominate for election or re-election as a director (a) the name, age, business address, and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of capital stock of the corporation which are beneficially owned by such person, (d) any other information relating to such person that is required by law or regulation to be disclosed in solicitations of proxies for the election of directors, and (e) such person's written consent to being named as a nominee and to serve as a director if elected. A Shareholder's Nominee Notice shall also set forth as to the shareholder giving the notice (a) the name and address, as they appear on the books of the corporation, of such shareholder, (b) the class and number of shares of capital stock of the corporation which are beneficially owned by such shareholder, (c) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination proposed to be made by such shareholder, and (d) any other information required by law or regulation to be provided by a shareholder intending to nominate a person for election as a director of the corporation.

     No person shall be eligible for election as a director of the corporation unless nominated in compliance with the procedures set forth in this Section. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in compliance with the procedures prescribed by this Section; any nomination which the chairman so determines and declares to be non-compliant with the procedures in this Section shall be disregarded.

     Section 11. Advance Notice of Shareholder Business

     At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of shareholders, business must be (a) as specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a shareholder.

     Business to be brought before an annual meeting by a shareholder shall not be considered properly brought if the shareholder has not given timely notice thereof in writing to the secretary of the corporation (a "Shareholder's Proposal Notice"). To be timely, a Shareholder's Proposal Notice must be received at the principal executive offices of the corporation at least one hundred twenty (120) calendar days in advance of the date (month and day) of the previous year's annual proxy statement; provided, however, that in the event the date of the forthcoming annual meeting of shareholders has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, a Shareholder's Proposal Notice must be received not later

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than the close of business on the tenth (10th) day  following the earlier of (a)
the day on which notice of the date of the forthcoming annual meeting was mailed or given to shareholders or (b) the date on which public disclosure of the date of the forthcoming annual meeting was made; and provided however, that in respect of the 1999 annual meeting of shareholders, a Shareholder's Proposal Notice must be received no later than January 3, 1999.

     A Shareholder's Proposal Notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address of the shareholder proposing such business, (c) the class and number of shares of capital stock of the corporation which are beneficially owned by the shareholder, (d) any material interest of the shareholder in such business, and
(e) any other information that is required by law or regulation to be provided by the shareholder in its capacity as a proponent of a shareholder proposal.

     Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting of shareholders except in compliance with the procedures set forth in this Section. The chairman of the annual meeting of stockholders shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting in compliance with the provisions of this Section; any such business which the chairman determines and declares was not properly brought before the meeting shall not be transacted.

                         ARTICLE III. BOARD OF DIRECTORS

     Section 1. General Powers. The business and affairs of the corporation shall be managed by its board of directors. In furtherance, and not in limitation, of the powers conferred by the Minnesota Business Corporation Act, the board of directors is expressly authorized to:

     (a) subject to the provisions of Article VII of these Bylaws, adopt, amend, alter, change or repeal the Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted shall invalidate any prior act of the directors that would have been valid if such new Bylaws had not been adopted;

     (b) determine the rights, powers, duties, rules and procedures that affect the power of the board of directors to manage and direct the business and affairs of the corporation, including the power to designate and empower committees of the board of directors, to elect, appoint and empower the officers and other agents of the corporation, and to determine the time and place of, and the notice requirements for, board meetings, as well as quorum and voting requirements for, and the manner of taking, board action; and

     (c) exercise all such powers and do all such acts as may be exercised or done by the corporation, subject to the provisions of the Minnesota Business Corporation Act, the Articles of Incorporation, and the Bylaws of the corporation.

     Section 2. Number, Election and Term of Office. The number of directors which shall constitute the Board of Directors shall be nine (9). The directors shall be divided into three classes,

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consisting  of  Classes  I, II,  and III,  with  each  class  having  three  (3)
directors. The current term of office of the Class I directors shall expire at the 2002 annual meeting of shareholders. The current term of office of the Class II directors shall expire at the 2003 annual meeting of shareholders. The current term of office of the Class III directors shall expire at the 2001 annual meeting of shareholders. Directors elected to succeed those directors whose terms have thereupon expired shall be elected to a term to expire at the third (3rd) succeeding annual meeting of shareholders after their election, and upon the election and qualification of their successors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

     Section 3. Resignation or Removal. Any director may resign at any time upon written notice to the corporation. Any director, or the entire board of directors, may be removed from office at any time, but only for cause, and only at a regular meeting of the shareholders or at any special meeting of the shareholders called for such purpose, if a quorum is present (in person or by proxy), upon the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the shares present (in person or by proxy) at the meeting and entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding the foregoing, any director, other than James F. Lynch, who was an employee of the corporation at the time such director was elected may be removed from office at the election of a majority of the remaining directors if such director ceases, for any reason, to be an employee of the corporation.

     Section 4. Vacancies. Any vacancies in the board of directors for any reason and any newly created directorships resulting by reason of any increase in the number of directors may be filled only by the board of directors, acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next election of the class for which such directors have been chosen and, in either instance, until their successors are elected and qualified or their earlier resignation or removal.

     Section 5. Annual Meeting. An annual meeting of each newly elected board of directors shall be held without notice other than this bylaw immediately after, and at the same place as, the annual meeting of shareholders.

     Section 6. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held at such time and at such place as from time to time shall be determined by resolution of the board; at least three (3) days' notice of such regular meetings shall be given to each director either personally, by telephone, by mail, by facsimile, by telegraph, or in any other manner reasonably designed to provide such notice on a timely basis. Special meetings of the board of directors may be called by or at the request of the chairman of the board or the president on at least three (3) days' notice, or such shorter time as may be practical under the circumstances, to each director, given either personally, by telephone, by mail, by facsimile, by telegraph, or in any other manner reasonably designed to provide such notice on a timely basis; in like manner and on like notice, the chairman of the board or the president must call a special meeting of the board of directors upon the written request of a majority of the directors.

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     Section 7. Quorum.  A majority of the directors  currently  holding  office shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum is not present at any meeting of the board of directors, then the directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion otherwise required for a quorum.

     Section 8. Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid any combination of a fixed sum for attendance at each meeting of the board of directors, a stated salary as director and other benefits, including stock options. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 9. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 10. Committees. The board of directors, by resolution adopted by a majority of the full board of directors, may designate from its members an executive committee, an audit committee, and a compensation committee and may designate one or more other committees which shall consist of one or more persons who need not be directors. Any such committee, to the extent provided in such resolution, shall have and may exercise the powers and authority of the board of directors in the management of the business and affairs of the corporation, except as otherwise limited by statute, and may authorize the seal of the corporation to be affixed to all papers which may require it. The board of directors may designate one or more directors as alternate members of an executive committee, an audit committee and a compensation committee, and may designate one or more persons who need not be directors as alternate members of any other committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report to the board of directors when required.

     Section 11. Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as otherwise may be provided by the resolution of the board of directors designating such committee, but in all cases the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum. In the event that a member of a committee and that member's alternate, if alternates are designated by the board of directors as provided in Section 10 of this Article III, are absent or

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disqualified,  the member or members of such  committee  present at a meeting of such committee and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

     Section 12. Communications Equipment. Members of the board of directors or any committee of the board of directors may participate in and act at any meeting of such board or committee by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

     Section 13. Informal Action. Except as may be otherwise required by statute or the Articles of Incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if a majority of the members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                              ARTICLE IV. OFFICERS

     Section 1. Number. The general officers of the corporation shall consist of a chairman of the board, a chief executive officer, a chief financial officer, a president, one or more executive vice presidents (the number thereof to be determined by the board of directors), a secretary and a treasurer, each of whom shall be elected by the board of directors. Such other officers and assistant officers as the board of directors may deem necessary may be elected or appointed by the board of directors. Unless prohibited by applicable law, any two or more offices may be held by the same person.

     Section 2. Election and Term of Office. The officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at its first meeting held after each annual meeting of shareholders of the corporation. If the election of officers is not held at such meeting, then such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until such officer's successor shall have been duly elected and qualified or until such officer's earlier resignation or removal in the manner provided in these Bylaws.

     Section 3. Removal. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4. Vacancies. A vacancy in an office may be filled by the board of directors for the unexpired portion of the term of such office.

     Section 5. Chief Executive Officer. The chief executive officer of the corporation shall have the powers and perform the duties incident to that position. Subject to directions given by the board of directors, the chief executive officer shall be in general and active charge of the business

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and affairs of the corporation and shall be the chief  policy-making  officer of the corporation. The chief executive officer shall see that all directions, orders, and resolutions of the board of directors are carried out. Whenever the Chairman of the Board is unable to preside at a meeting of the Board of Directors, the chief executive officer shall preside at all meetings of the board of directors and stockholders and shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these Bylaws. The chief executive officer may sign any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these Bylaws to some other officer or agent of the corporation or shall be required by law to be done otherwise. Whenever the president is unable to serve, by reason of sickness, absence, or otherwise, the chief executive officer also shall perform all duties and exercise all powers of the president.

     Section 6. Chairman of the Board. The chairman of the board shall preside at meetings of the board of directors and meetings of shareholders of the corporation. If the chairman of the board is the chief executive officer, then he or she also shall perform the duties assigned in these Bylaws or by the board of directors to the chief executive officer. If the chairman of the board is not the chief executive officer, then he or she shall perform such other duties as from time to time shall be specified by the board of directors or assigned to him or her by the chief executive officer.

     Section 7. President. If the president is the chief executive officer, then he or she shall perform the duties assigned in these Bylaws or by the board of directors to the chief executive officer. If the president is not the chief executive officer, then he or she shall perform such duties as from time to time shall be assigned to him or her by the board of directors or the chief executive officer and, unless otherwise specified by the board of directors, shall have the powers and perform the duties of the chief executive officer whenever the chief executive officer is unable to act by reason of sickness, absence, or other cause. If the corporation does not have a chairman of the board or chief executive officer, then the president shall preside at meetings of the board of directors and meetings of shareholders of the corporation.

     Section 8. Chief Financial Officer. The chief financial officer shall, subject to directions given by the board of directors or the chief executive officer, oversee the financial affairs of the corporation. The chief financial officer shall perform such duties as from time to time shall be assigned to him or her by the board of directors or the chief executive officer.

     Section 9. Executive Vice Presidents. The executive vice presidents shall assist the chief executive officer in the administration, general management, and direction of the corporation's business and affairs with respect to such matters as may be assigned to them by the board of directors, the chief executive officer or the president. Whenever the chief executive officer and the president (if the president is not the chief executive officer) both are unable to serve by reason of sickness, absence, or other cause, the regular powers and duties of their offices shall be exercised and performed by the executive vice presidents, in the order of their seniority in such office, except as otherwise specified by the board of directors.

     Section 10. Divisional Presidents. The Chief Executive Officer may appoint a manager of each separate division of the corporation who shall be given the title of "president" followed by the designation of such separate division, but who shall not be a general officer of the corporation.

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Such  divisional  "president"  shall  exercise only such powers and perform only such duties with respect to each such separate division as shall be assigned to him or her by the Chief Executive Officer from time to time, and shall have no authority or power to bind or obligate the corporation, nor to sign any documents on behalf of the corporation except as has been expressly assigned to him or her by the Chief Executive Officer from time to time.

     Section 11. Senior Vice Presidents. The senior vice presidents shall perform such duties and have such powers as may be assigned to them from time to time by the board of directors, the chief executive officer, the president, or the chief financial officer. Whenever the chief executive officer, the president (if the president is not the chief executive officer), the chief financial officer, and any executive vice presidents who have been elected all are unable to serve by reason of sickness, absence, or other cause, the regular powers and duties of their offices shall be exercised and performed by the senior vice presidents, in the order of their seniority in such office, except as otherwise specified by the board of directors.

     Section 12. Vice Presidents. The vice presidents (if any) shall perform such duties and have such powers as may be assigned to them from time to time by the board of directors, the chief executive officer, or the president (if the president is not the chief executive officer).

     Section 13. The Secretary and Assistant Secretaries. Unless otherwise provided by the board of directors, the secretary shall attend all meetings of the board of directors and all meetings of shareholders of the corporation and record all the proceedings of such meetings in a book to be kept for that purpose and shall perform similar duties for the standing committees of the board of directors when required. The secretary shall give, or cause to be given, notice of all meetings of shareholders and special meetings of the board of directors; shall perform such other duties as may be prescribed by the board of directors, the chief executive officer, or the president (if the president is not the chief executive officer); and shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal of the corporation to any instrument requiring it; and when so affixed, the corporate seal of the corporation may be attested by the signature of the secretary or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing thereof by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, the chief executive officer, or the secretary, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the chief executive officer, or the secretary from time to time may prescribe.

     Section 14. The Treasurer and Assistant Treasurer. The treasurer shall have or supervise the custody of the corporation's funds and securities; shall keep, or cause to be kept, full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit, or cause to be deposited, all monies and other valuable effects of the corporation in the name and to the credit of the corporation; and shall render an accounting to the board of directors, the chief executive officer, and the president (if the president is not the chief executive officer) whenever requested or required. If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board

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of  directors  for the  faithful  performance  of the  duties  of the  office of treasurer and for the restoration to the corporation, in case of his or her death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there be more than one, the assistant treasurers in the order determined by the board of directors, the chief executive officer, or the treasurer, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors, the chief executive officer, or the treasurer from time to time may prescribe.

     Section 15. Other Officers and Assistant Officers. Officers and assistant officers, if any, other than those whose positions and duties are provided for in these Bylaws, shall have such authorities and perform such duties as from time to time may be prescribed by resolution of the board of directors.

     Section 16. Salaries. The salaries of the officers of the corporation shall be fixed from time to time by or at the direction of the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that such officer also is a Director of the corporation.

                          ARTICLE V. STOCK CERTIFICATES

     Section 1. Form. Every holder of stock in the corporation shall be entitled to have a certificate, signed by or in the name of the corporation by the chairman of the board, the president, or a vice president and by the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation. Where a certificate is signed (a) by a transfer agent other than the corporation or its employee or (b) by a registrar other than the corporation or its employee, the signature of any such chairman of the board, president, vice president, secretary, or assistant secretary may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation, or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates nevertheless may be issued and delivered as though the person or persons who sign such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer of officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled; and no new certificate shall be issued in replacement of an outstanding certificate until the former certificate for a like number of shares shall have been surrendered and cancelled, except as otherwise provided in Section 2 of this Article V with respect to lost, stolen, or destroyed certificates. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences, and relative, participating, optional, or other special rights of the various classes of stock or series thereof and the qualifications, limitations, or restrictions of such rights, together with a statement of the authority of the board of directors to determine the relative rights and preferences of subsequent classes or series, shall be set forth in full on the face or back of the certificate which the corporation shall

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issue to represent  such stock,  or, in lieu  thereof,  such  certificate  shall contain a statement that the stock is, or may be, subject to certain rights, preferences, or restrictions and that a statement of the same will be furnished without charge by the corporation upon request by any shareholder. Except as otherwise required by this bylaw or applicable law, certificates for shares of the corporation shall be in such form as the board of directors may approve from time to time.

     Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issuance of a new certificate or certificates, the board of directors may, in its discretion and as the condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond in such sum as the board of directors may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

     Section 3. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto duly authorized by power-of-attorney duly executed and filed with the Secretary of the corporation or with a transfer agent appointed pursuant to these Bylaws, and only upon the surrender for cancellation of the certificate or certificates for such shares properly endorsed and the payment of all transfer taxes. Except as otherwise provided in these Bylaws or by applicable law, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. The Board of Directors from time to time may make such additional rules and regulations, consistent with these Bylaws and applicable law, as it may deem expedient concerning the issue, transfer, and registration of the shares of the corporation.

     Section 4. Transfer Agents and Registrars. The Board of Directors from time to time may appoint one or more transfer agents and one or more registrars and may require all certificates for shares of the corporation to bear the signature or signatures of any of them.

                         ARTICLE VI. GENERAL PROVISIONS

     Section 1. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

     Section 2. Seal. The corporation shall have a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Minnesota." The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Except as otherwise required by this bylaw or applicable law, the corporate seal shall be in such form as a board of directors may approve from time to time.

     Section  3.  Fixing  a  Record  Date.   For  the  purpose  of   determining
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive

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

payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may fix a record date not more than sixty (60) days before the date of any such action specified above. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, then the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     Section 4. Securities or Other Interests Owned by Corporation. Voting securities or other interests in any other corporation, partnership, or association held by the corporation may be voted by the chairman of the board, the chief executive officer, the president, or any executive vice president, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities or other interests shall have the power to appoint proxies, with general power of substitution.

     Section 5. Waiver of Notice. Whenever notice is required to be given under any provision of the Minnesota Business Corporation Act or the Articles of Incorporation or Bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

                             ARTICLE VII. AMENDMENTS

     Except as otherwise required by law, these Bylaws may be amended or repealed, if a quorum is present (in person or by proxy), at any regular meeting of the shareholders or at any special meeting of the shareholders if notice of such amendment or repeal is contained in the notice of such special meeting and, subject to the power of the shareholders to amend or repeal, these Bylaws may be amended or repealed by action of the board of directors at any regular or special meeting; provided, however, that the board of directors shall not amend or repeal any of the provisions of Article III (Board of Directors) or this
Article VII, which provisions shall be amended or repealed only upon the affirmative vote of at least two-thirds (2/3) of the voting power of the shares present (in person or by proxy) at the meeting and entitled to vote on the subject matter.